                                                                    EXHIBIT 8(l)



                            PARTICIPATION AGREEMENT

                                     Among

                 PROVIDIAN LIFE AND HEALTH INSURANCE COMPANY,

                            PROVIDIAN SERIES TRUST,

                                      and

                      PROVIDIAN INVESTMENT ADVISORS, INC.
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                               Table of Contents

Section        Description                                           Page
-------        -----------                                           ----
1              Sales of Fund Shares................................     1

2              Proxy Solicitations and Voting......................     4

3              Representations and Warranties......................     5

4              Sales Material and Information......................     9

5              Fees and Expenses...................................    11

6              Indemnification.....................................    14

7              Potential Conflicts.................................    23

8              Term and Termination................................    26

9              Notices.............................................    29

10             Miscellaneous.......................................    30

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          THIS AGREEMENT, made and entered into this 25th day of March, 1997, by and among Providian Life and Health Insurance Company ("Company"), on its own behalf and on behalf of Providian Life and Health Insurance Company Separate Account V, a segregated asset account of Company ("Account"), Providian Series Trust ("Fund"), and Fund's investment adviser, Providian Investment Advisors, Inc. ("Adviser") (collectively, "Parties").

          Company, Fund, and Adviser, intending to be legally bound, hereby agree as follows:

1.        Sales of Fund Shares

          1.1 Fund shares shall be sold by the respective portfolios of Fund and purchased by Company for the appropriate subaccount at the net asset value next computed after receipt by Fund or its designee of each order of the Account or its designee, in accordance with the provisions of this Agreement, and of the then current prospectuses of Fund, and the variable annuity contract, described more specifically in Schedule A to this Agreement, that uses Fund as an underlying investment medium (the "Contracts"). Company may purchase Fund shares for its own Account subject to (a) receipt of prior written approval by Fund; and (b) such purchases being in accordance with the then current prospectuses of Fund and the Contracts. For purposes of this Section 1.1, Company shall be the designee of Fund for receipt of orders from the Account and receipt by such designee shall constitute receipt by Fund; provided that
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Company receives the order by 4:00 p.m. EST and Fund receives notice from
Company by telephone or facsimile (or by such other means as Fund and Company may agree to in writing) of such order no later than 10 a.m. EST on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which Fund calculates its net asset value pursuant to the rules of the Securities and Exchange Commission (the "SEC"). Company will use its best efforts to wire funds to Fund for purchased shares before 3 p.m. EST on the same Business Day that Company communicates such order to Fund in accordance with instructions provided by Fund to Company.

          1.2 Fund will redeem the shares when requested on behalf of Company or the corresponding subaccount of the Account at the net asset value next computed after receipt by Fund or its designee of each request for redemption in accordance with the provisions of this Agreement and the provisions of the then current prospectuses of Fund and the Contracts. For purposes of this Section 1.2, Company shall be the designee of Fund for receipt of requests for redemption from the Account and receipt by such designee shall constitute receipt by Fund; provided that Company receives the request for redemption by 4 p.m. EST and Fund receives notice from Company by telephone or facsimile (or by such other means as Fund and Company may agree to in writing) of such request for redemption no later than 10 a.m. EST on the next following Business Day. Fund will use

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its best efforts to transmit by wire transfer to Company the proceeds of all
Company-placed redemption orders before 3 p.m. EST on the same Business Day that Company communicates the requests to Fund in accordance with written instructions provided by Company to Fund. In no event shall payment be delayed for a greater period than permitted by the Investment Company Act of 1940 or the rules, orders or regulations thereunder (the "1940 Act"). The Board of Trustees of Fund ("Board") may refuse to sell shares of Fund or any particular portfolio of Fund ("Portfolio") to any person, or suspend or terminate the offering of shares of any particular Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board, acting in good faith and in light of the Board's duties under applicable law, necessary in the best interests of the shareholders of any Portfolio.

          1.3 Company agrees to purchase and redeem the shares of each Portfolio in accordance with the provisions of this Agreement, of the Contracts and of the then current prospectuses for the Contracts and Fund. Except as necessary to implement transactions initiated by purchasers of Contracts ("Owners"), or as otherwise permitted by state and/or federal laws or regulations, Company shall not redeem Fund shares attributable to the Contracts.

          1.4 Issuance and transfer of Fund shares will be by book entry only. Stock certificates will not be issued to

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Company or the Account. Shares ordered from Fund will be recorded in appropriate book entry titles for the Account.

          1.5 Fund shall furnish prompt notice followed by written confirmation to Company or its delegates of any income, dividends or capital gain distributions payable on Fund's shares. Company hereby elects to receive all such dividends and distributions as are payable on shares of a Portfolio attributable to the Contracts in additional shares of that Portfolio. Fund shall notify Company or its delegates of the number of shares so issued as payment of such dividends and distributions.

          1.6 Fund shall use its best efforts to make the net asset value per share for each Portfolio available to Company or its delegates by 6:00 p.m. EST on each Business Day of Fund. Fund agrees to the net asset value reporting procedures specified in Schedule B to this Agreement.


2.  Proxy Solicitations and Voting

          2.1 Fund agrees that the terms on which Fund is offered to the Account under this Agreement will not be materially altered without the prior written consent of Company, which consent will not be unreasonably withheld, during any period in which Fund shares are held by the Account.

          2.2  If and to the extent required by law Company shall:

          (i)    solicit voting instructions from Owners;

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          (ii)   vote Fund shares in accordance with instructions
                 reviewed from Owners; and

          (iii) vote Fund shares for which no instructions have been received in the same proportion as Fund shares of such Portfolio for which instructions have been received,

so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for various contract owners. Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law.

          2.3 Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular Fund will either provide for annual meetings or comply with Section 16(c) of the 1940 Act as well as with Sections 16(a) and, if and when applicable, 16(b). Further, Fund will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of trustees and with whatever rules the SEC may promulgate with respect thereto.


3.  Representations and Warranties

          3.1 Company represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Account prior to any issuance or sale thereof as a segregated asset account under the laws of Missouri and that it has and will maintain the capacity to

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issue all Contracts that may be sold; and that it is properly licensed, qualified and in good standing to sell the Contracts in all the jurisdictions in which such Contracts are to be offered or sold.

          3.2 Company represents and warrants that the Contracts are or will be registered under the Securities Act of 1933 (the "1933 Act").

          3.3 Company represents and warrants that it has or will have registered the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

          3.4 Company represents that the Contracts are currently treated as annuity contracts, under applicable provisions of the Internal Revenue Code of 1986, as amended ("Code"), and that it will maintain such treatment and that it will notify Fund promptly upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

          3.5 Fund represents and warrants that it is lawfully established and validly existing under the laws of the state of Massachusetts.

          3.6 Fund represents and warrants that Fund shares sold pursuant to this Agreement are registered under the 1933 Act and duly authorized for issuance; that Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares; that Fund will

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sell such shares in compliance with all applicable federal and state laws; and
that Fund is and will remain registered under and complies and will comply in all material respects with the 1940 Act. Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by Fund.

          3.7 Fund represents and warrants that it will invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable annuity contracts under the Code and the regulations issued thereunder, and that Fund will comply with Section 817(h) of the Code as amended from time to time and with all applicable regulations promulgated thereunder. Fund agrees to notify Company immediately upon having a reasonable basis for believing that any Portfolio has ceased to comply with Section 817(h) of the Code and to take all reasonable steps to diversify such Portfolio so as to achieve compliance within the grace period afforded by Treasury Regulation (S) 1.817-5.

          3.8 Fund represents and warrants that each Portfolio is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that it will maintain such qualification (under Subchapter M or any successor or similar provision) and that it will promptly notify Company upon having a reasonable basis for believing that any Portfolio has ceased to so qualify or that it might not so qualify in the future.

          3.9 Fund represents and warrants that Fund's investment policies, fees and expenses are and shall at all times remain in compliance with Missouri law regarding separate accounts of domestic insurers and with any other applicable state insurance laws of which it is aware, provided Fund shall have no obligation to conduct an independent investigation, or of which Company has made it aware. Fund further represents that its operations are and shall at all times remain in material compliance with the laws of the state of Massachusetts to the extent required to perform this Agreement.

          3.10 All Parties hereto represent and warrant to each other that all of their directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of Fund in an amount not less than the amount required by the applicable rules of the NASD and the federal securities laws. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. All Parties hereto agree to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and each agrees to notify promptly the other Parties hereto in the event that such coverage no longer applies.

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          3.11  Company agrees not to solicit or cause to be solicited directly, or indirectly at any time in the future, any proxies from the Owners in opposition to proxies solicited by management of Fund, unless a court of competent jurisdiction shall have determined that the conduct of a majority of the Board constitutes willful misfeasance, bad faith, gross negligence or reckless disregard of their duties. This Section 3.11 will survive the term of this Agreement.


4.        Sales Material and Information

          4.1 Company shall promptly inform Adviser as to the status of all sales literature filings and shall promptly notify Adviser of all approvals or disapprovals of sales literature filings in the states. Fund shall promptly provide Company with copies of correspondence and reports of inquiries, meetings and discussions concerning regulation of the Contracts and Owner complaints respecting the Contracts.

          4.2 Company shall not make any material representations concerning Adviser or Fund other than the information or representations contained in: (a) a registration statement or prospectus for Fund, as amended or supplemented from time to time; (b) published reports or statements of Fund which are in the public domain or are approved by Fund; or (c) sales literature or other promotional material of Fund.

          4.3 Adviser or Fund shall not make any material representations concerning Company other than the


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information or representations contained in: (a) a registration statement or prospectus for the Contracts, as amended or supplemented from time to time; (b) published reports or statements of the Contracts or the Account which are in the public domain or are approved by Company; or (c) sales literature or other promotional material of Company.

          4.4 No Party shall use any other Party's names, logos, trademarks or service marks, whether registered or unregistered, without the prior consent of such Party.

          4.5 Fund will provide to Company at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, solicitations for voting instructions, sales literature or other promotional material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to Fund or its shares, in final form as filed with the SEC, NASD and other regulatory authorities. Fund agrees to notify Company of material changes in the management of Fund within a reasonable time prior to any such change becoming effective.

          4.6 Company will provide to Fund at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature or other promotional material, applications for exemptions, requests for no-action letters and all amendments to any of the above, that relate to Fund and the Contracts, in final form


                                       10
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as filed with the SEC, NASD and other regulatory authorities. Company agrees to notify Fund of material changes in the management of the Contracts within a reasonable time prior to any such changes becoming effective.

          4.7 For purposes of this Section 4, the phrase "sales literature or other promotional material" shall be construed in accordance with all applicable securities laws and regulations.

          4.8 To the extent required by applicable law, including the administrative requirements of regulatory authorities, or as mutually agreed between Company and Fund, Company reserves the right to modify any of the Contracts in any respect whatsoever. Company reserves the right in its sole discretion to suspend the sale of any of the Contracts, in whole or in part, or to accept or reject any application for the sale of a Contract. Company agrees to notify the other Parties promptly upon the occurrence of any event Company believes might necessitate a material modification or suspension.

          4.9 The Parties agree to review the Contracts and Fund during the last calendar quarter of each year for possible changes and will make their personnel reasonably available for this purpose.


5.        Fees and Expenses

          5.1 Fund shall bear the cost of registration and qualification of Fund's shares; preparation and filing of


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Fund's prospectus and registration statement, proxy materials and reports including postage; preparation of all other statements and notices relating to Fund required by any federal or state law; payment of all applicable fees, including, without limitation, all fees due under Rule 24f-2 relating to Fund; all taxes on the issuance or transfer of Fund's shares. At least annually, Fund or its designee shall provide Company, free of charge, with as many copies of the current prospectus for Fund's shares as Company may reasonably request for distribution to existing Owners whose Contracts are funded by such shares. Fund or its designee shall provide Company, at Company's expense, with as many copies of the current prospectus for Fund's shares as Company may request for distribution to prospective purchasers of Contracts. If requested by Company in lieu thereof, Fund shall provide such documentation (including a final copy of the new prospectus as set in type at Fund's or Adviser's expense) and other assistance as is reasonably necessary in order for Company once each year (or more frequently if the prospectus for Company is amended) to have the prospectus for the Contracts and Fund's prospectus printed together in one document. Fund will bear the cost of printing Fund's shares' prospectus portion of such document to Owners of existing Contracts and will not bear the expense of printing the portion of such document relating to the Account or any portion of such document


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where used for distribution to prospective purchasers of the Contracts.

          5.2 Company shall see to it that the Contracts are registered under the 1933 Act, and that the Account is registered as a unit investment trust in accordance with the 1940 Act. Company shall bear the expenses for the costs of preparation, printing, and filing of Company's prospectus and registration statement with respect to the Contracts; preparation of all other statements and notices relating to the Account or the Contracts required by any federal or state law; expenses for the solicitation and sale of the Contracts, including all costs of printing and distributing all copies of advertisements, prospectuses, statements of additional information, proxy materials, and reports to Owners or potential purchasers of the Contracts as required by applicable state and federal law; payment of all applicable fees, including, without limitation, all fees due under Rule 24f-2 relating to the Contracts; all costs of drafting, filing, and obtaining approvals of the Contracts in the various states under applicable insurance laws; filing of annual reports on Form N-SAR, and all other costs associated with ongoing compliance with all such laws and its obligations hereunder.

          5.3 SEC No-Action Letter IP-3-95 relieves Fund of the obligation to pay a registration fee to the SEC under Rule 24f-2 attributable to Fund shares sold to Company's separate accounts as long as Company continues to pay such fee

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relating to the Contracts. Fund agrees to reimburse Company in the amount of one half of the registration fee that Company pays pursuant to Rule 24f-2 attributable to Fund's shares. Fund agrees to remit such reimbursement within thirty (30) calendar days after Company sends Fund reasonable proof of amounts due under this Section 5.3.


6.        Indemnification

          6.1  Indemnification By Company

               6.1(a) Company agrees to indemnify and hold harmless Fund and Adviser and each of their directors and officers, and each person, if any, who controls any of them within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 6.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, and which:

                    (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus or sales literature for the Contracts or contained in the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this paragraph 6.1(a) shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to Company by or on behalf of Fund or Adviser for use in the registration statement or prospectus for the Contracts or in the Contracts (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                    (ii) arise out of, or as a result of, statements or representations or wrongful conduct of Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

                    (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering Fund or any amendment thereof or supplement thereto, or the omission or

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               alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished to Fund by or on behalf of Company; or

                    (iv) arise out of, or as a result of, any failure by Company or persons under its control to provide the services and furnish the materials contemplated under the terms of this Agreement; or

                    (v) arise out of, or result from, any material breach of any representation and/or warranty made by Company or persons under its control in this Agreement or arise out of or result from any other material breach of this Agreement by Company or persons under its control;

as limited by and in accordance with the provisions of sections 6.1(b) and 6.1(c) hereof.

               6.1(b) Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified

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Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to Fund.

               6.1(c) Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Company of any such claim shall not relieve Company from any liability which it may have to the Indemnified Party otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, Company shall be entitled to participate, at its own expense, in the defense of such action. Company also shall be entitled to assume and to control the defense thereof. After notice from Company to such Party of Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and Company will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation.

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               6.1(d)  The Indemnified Parties will promptly notify Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of Fund shares or the Contracts or the operation of Fund.


          6.2  Indemnification by Fund

               6.2(a) Fund agrees to indemnify and hold harmless Company and each of its directors and officers and each person, if any, who controls Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 6.2) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of Fund) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, and which:

                    (i) arise out of, or as a result of, any failure by Fund to provide the services and furnish the materials contemplated under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in Section 3.7 of this Agreement); or

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                    (ii) arise out of or result from any material breach of any representation and/or warranty made by Fund in this Agreement or arise out of or result from any other material breach of this Agreement by Fund or persons under its control;

as limited by and in accordance with the provisions of Sections 6.2(b) and 6.2(c) hereof.

               6.2(b) Fund shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities, or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of its obligations and duties under this Agreement or to Company or the Account.

               6.2(c) Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Fund of any such claim shall not relieve Fund from any liability which it may have to the Indemnified Party otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, Fund will be entitled to participate, at its own expense, in the defense thereof. Fund also shall be entitled to assume and to control the defense thereof. After notice from Fund to such Party of Fund's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and Fund will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation.

               6.2(d) The Indemnified Parties will promptly notify Fund of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Contracts or the operation of the Account.

          6.3  Indemnification by Adviser

               6.3(a) Adviser agrees to indemnify and hold harmless Company and each of its directors and officers and each person, if any, who controls Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 6.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Fund or Adviser) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, and which:

                    (i) arise out of, or as a result of, any failure by Adviser, Fund or persons under their control to provide the services and furnish the materials contemplated under the terms of this Agreement; or

                    (ii) arise out of or result from any material breach of any representation and/or warranty made by Adviser, Fund or persons under their control in this Agreement or arise out of or result from any other material breach of this Agreement by Adviser, Fund or persons under their control;

as limited by and in accordance with the provisions of Sections 6.3(b) and 6.3(c) hereof.

               6.3(b) Adviser shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Company or the Account.

               6.3(c) Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified Fund or Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Fund or Adviser of any such claim shall not relieve Adviser from any liability which it may have to the Indemnified Party otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, Adviser will be entitled to participate, at its own expense, in the defense thereof. Adviser also shall be entitled to assume and to control the defense thereof. After notice from Adviser to such Party of Adviser's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and Adviser will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation.

               6.3(d) The Indemnified Parties will promptly notify Fund or Adviser of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Contracts or the operation of the Account.

7.   Potential Conflicts

          7.1 The Board will monitor Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Board shall promptly inform Company if it determines that an irreconcilable material conflict exists and the implications thereof.

          7.2 Company will report any potential or existing conflicts of which it is aware to the Board. Company will assist the Board in carrying out its responsibilities under any applicable provisions of the federal securities laws and/or any exemptive orders granted by the SEC ("Exemptive

Order"), by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by Company to inform the Board whenever Owner voting instructions are disregarded.

          7.3 If it is determined by a majority of the Board, or a majority of its disinterested trustees, that a material irreconcilable conflict exists, Company shall, to the extent reasonably practicable, take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of Fund, or submitting the question whether such segregation should be implemented to a vote of all affected Owners and, as appropriate, segregating the assets of any appropriate group that votes in favor of such segregation, or offering to the affected Owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.

          7.4 If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to Company conflicts with the majority of other state regulators, then Company will withdraw the affected Account's investment in Fund and terminate this Agreement with respect to such Account within six (6) months after the

Board informs Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six (6) month period, Adviser and Fund shall continue to accept and implement orders by Company for the purchase (and redemption) of shares of Fund.

          7.5 For purposes of Sections 7.3 through 7.5 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict. Company shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Owners materially adversely affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then Company will withdraw the Account's investment in Fund and terminate this Agreement within six (6) months after the Board informs Company in writing of the foregoing determination, provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict.

          7.6 If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in any Exemptive Order) on terms and conditions materially different from those contained in any Exemptive Order, then (a) Fund and/or Company, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 7.1, 7.2, 7.3 and 7.4 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

8.   Term and Termination

          8.1 The initial term of this Agreement shall be from March 25, 1997 through March 25, 1999. Unless terminated upon thirty (30) days' prior written notice to the other Parties, this Agreement shall thereafter automatically renew from year to year, provided that any Party may terminate this Agreement without cause following the initial term upon six (6) months' advance written notice to the others.

          8.2 Notwithstanding any other provision of this Agreement, Adviser or Fund may terminate this Agreement for cause on not less than thirty (30) days' prior written notice to Company, unless Company has cured such cause within thirty (30) days of receiving such notice, for any material breach by Company of any representation, warranty, covenant or obligation hereunder.

          8.3 Notwithstanding any other provision of this Agreement, Company may terminate this Agreement for cause on not less than thirty (30) days' prior written notice to Adviser and Fund unless Adviser or Fund has cured such cause within thirty (30) days of receiving such notice, for any material breach by Adviser or Fund of any representation, warranty, covenant or obligation hereunder.

          8.4 Notwithstanding any other provision of this Agreement, Company may terminate this Agreement by written notice to Fund and Adviser with respect to any Portfolio based upon Company's determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts.

          8.5 Notwithstanding any other provision of this Agreement, Company may terminate this Agreement by written notice to Fund and Adviser with respect to any Portfolio in the event any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by Company.

          8.6 Notwithstanding any other provision of this Agreement, Company may terminate this Agreement by written notice to Fund and Adviser with respect to any Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if Company reasonably believes that Fund may fail to so qualify.

          8.7 Notwithstanding any other provision of this Agreement, Company may terminate this Agreement by written notice to Fund and Adviser with respect to any Portfolio in the event that such Portfolio fails to meet the diversification requirements specified in Paragraph 3.7.

          8.8 Notwithstanding any other provision of this Agreement, Fund or Adviser may terminate this Agreement by written notice to Company, if either one or both shall determine, in their sole judgment exercised in good faith, that Company has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity, or if formal proceedings against Company have been instituted by the NASD, SEC or any state securities or insurance department or any other regulatory body regarding Company's duties under this Agreement or related to the sale of the Contracts, the operation of the Account or the purchase of Fund shares; provided, however, that Fund determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of Company to perform its obligations under this Agreement.

          8.9 Notwithstanding any other provision of this Agreement, Company may terminate this Agreement by written notice to Fund and Adviser, if Company shall determine, in its sole judgment exercised in good faith, that either Fund or Adviser has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity, or if formal proceedings against Fund or Adviser have been instituted by the NASD, SEC or any state securities or insurance department or any other regulatory body; provided, however, that Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of Fund or Adviser to perform its obligations under this Agreement.

          8.10 Notwithstanding the termination of this Agreement, each Party shall continue for so long as any Contracts remain outstanding to perform such of its duties hereunder as are necessary to ensure the continued tax-deferred status thereof and the payment of benefits thereunder, except to the extent proscribed by law, the SEC or other regulatory body.

9.   Notices

          Any notice shall be deemed sufficiently given when sent by registered or certified mail to the other Party at the address of such Party set forth below or at such other address as such Party may from time to time specify in writing to the other Party.

          If to Fund:

          President
          Providian Series Trust
          400 West Market St.
          Louisville, Kentucky  40202

          If to Adviser:

          President
          Providian Investment Advisors, Inc.
          400 West Market St.
          Louisville, Kentucky  40202

          If to Company:

          Jeffrey P. Lammers
          Providian Corporation
          400 West Market Street
          Louisville, Kentucky 40202

          With a copy to:

          Marketing Director
          Providian Life and Health Insurance Company
          20 Moores Road
          Frazer, Pennsylvania  19355

10.  Miscellaneous

          10.1 The captions in this Agreement are included for convenience of reference only and in no way affect the construction or effect of any provisions hereof.

          10.2 If any portion of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

          10.3 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

          10.4 Each Party shall cooperate with each other Party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance and securities regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement.

          10.5 Each Party hereto grants to the other the right to audit its records relating to the terms and conditions of this Agreement upon reasonable notice during reasonable business hours in order to confirm compliance with this Agreement.

          10.6 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the Parties hereto are entitled to under state and federal laws.

          10.7 Subject to the requirements of legal process and regulatory authority, Fund and Adviser shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by Company hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of Company until such time as it may come into the public domain.

          10.8 This Agreement or any of the rights and obligations hereunder may not be assigned by any Party without the prior written consent of all Parties hereto.

          10.9 In any dispute arising hereunder, each Party waives its right to demand a trial by jury and hereby consents to a bench trial of all such disputes.

          10.10 The terms of this Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of Kentucky; provided, however, that all performances rendered hereunder shall be subject to compliance with all applicable state and federal laws and regulations.

          10.11 Sections 1, 2, 3, 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 6, 7.4, 8,
and 9 hereof shall survive termination of this Agreement.

          10.12 Company is hereby expressly put on notice of the limitation of liability as set forth in the Agreement and Declaration of Trust of Fund and agrees that the obligations assumed by Fund and Adviser pursuant to this Agreement shall be limited in any case to Fund and Adviser and their respective assets and that Company shall not seek satisfaction of any such obligation from the shareholders of Fund or Adviser, the trustees, officers, employees or agents of Fund or Adviser, or any of them.

          IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be duly executed as of the date first set forth above.


                                       Company:

                                       PROVIDIAN LIFE AND HEALTH
                                          INSURANCE COMPANY


                                       By:   /s/ Gregory J. Garvin
                                            ----------------------
                                            Gregory J. Garvin
                                            Vice President


                                       Fund:

                                       PROVIDIAN SERIES TRUST


                                       By:   /s/ Kris A. Robbins
                                            --------------------
                                            Kris A. Robbins
                                            President

                                       Adviser:

                                       PROVIDIAN INVESTMENT ADVISORS, INC.


                                       By:   /s/ Frederick C. Kessell
                                            -------------------------
                                            Frederick C. Kessell
                                            President and Chief Financial
                                            Officer
                                    f:\law\team\partagmt\final\pvseries.doc

                                  Schedule A

          Contracts that use Fund as an underlying investment medium
          ----------------------------------------------------------

               PGA Retirement Annuity

                                  Schedule B

                        Net Asset Value (NAV) Reporting
                         Procedures for Fund Partners


A)   Standardization of NAV Reporting Format

     1. Because of variation in both handwriting technique and the quality of fax transmissions, Fund shall type all information in NAV-reporting faxes.

     2. Faxes that include dividend mil rates shall state the number of days for which the rates are valid, and the rates shall be stated at their intended value for the days for which they are applicable. For example, if the mil rate is 0.005 for 3 days, it would be stated as "0.015 (three-day rate)."

     3. Every fax shall reflect the date it was sent and the effective date of the NAV figures, if those dates are different.

     4. All faxes shall list a primary and secondary contact person (with phone numbers), so that Company has a resource in the event of an emergency.

     5. All faxes shall include the name or initials of the individual(s) who prepared the NAV fax, if different from the primary or secondary contact persons.

     6. All faxes shall have columns for: (1) fund name, (2) fund number, (3) NAV, (4) change in NAV, (5) dividend mil rate, and (6) capital gains. Either a description, a value, or a zero shall populate each corresponding row.

B)   Standardization of Confirmation Routine

     Fund shall telephone Company ten (10) minutes after faxing NAVs to confirm:
          a)  that Company has received the nightly NAV fax; and
          b) that Company has accurately received all NAVs, NAV changes, capital gains, and dividends.

C)   Sample Form for NAV Reporting

     Compliance with the foregoing may be accomplished by using the form entitled "Daily Variable Fund Net Asset Values Per Share" (or its equivalent) appearing on the page immediately following.

                            [Name of Fund Partner]

            Daily Variable Annuity Fund Net Asset Values Per Share


                         Effective Date: ____________

                            Date Sent: ____________

                              -------------------------------------------------------------------------------
                                       NAV              Daily Dividend                    Dividends
                                                             For:
-------------------------------------------------------------------------------------------------------------
Fund Number    Fund Name         Today       Change     ____ Day(s)            STCG       LTCG        Other
-------------------------------------------------------------------------------------------------------------




-------------------------------------------------------------------------------------------------------------


Compiled by: ____________

     Phone: ____________
     Fax: ____________

After-hours contacts:

_________________

     Phone: ____________

_________________

     Phone: ____________